EXHIBIT 23(a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Texas-New Mexico Power Company on Form S-4 of our report dated March 21, 2003, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s change in its method of accounting for major maintenance costs in 2001), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Selected Historical Financial and Operating Data” and “Experts” in such Prospectus.

Deloitte & Touche LLP

Dallas, Texas

September 4, 2003